Registration Statement No. 333-184426
and 333-184426-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
POST- EFFECTIVE AMENDMENT No.1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SCANA CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0784499 (I.R.S. Employer Identification No.)
SOUTH CAROLINA ELECTRIC & GAS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0248695 (I.R.S. Employer Identification No.)
100 SCANA Parkway
Cayce, South Carolina 29033
(803) 217-9000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
Ronald T. Lindsay, Esq.
Senior Vice President and General Counsel
100 SCANA Parkway
Cayce, South Carolina 29033
(803) 217-8634
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With copies to:
John W. Currie, Esq. McNair Law Firm, P.A. 1221 Main Street, 18th Floor Columbia, South Carolina 29201 (803) 799-9800	R. Mason Bayler, Jr., Esq. Troutman Sanders LLP 1001 Haxall Point Richmond, Virginia 23219 (804) 697-1200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

SCANA Corporation	Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
South Carolina Electric & Gas Company	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment No. 1”) to the Registration Statement (No. 333-184426 and 333-184426-01) initially filed on October 15, 2012, by SCANA Corporation (“SCANA”) and South Carolina Electric & Gas Company (“SCE&G”) (as so amended, the “Registration Statement”), is being filed solely to add the Third Supplemental Indenture, dated as of September 1, 2013, to the Indenture dated as of April 1, 1993 from SCE&G to The Bank of New York Mellon Trust Company, N.A. (as successor to NationsBank of Georgia, National Association), as Trustee, as Exhibit 4.12 to the Registration Statement in respect of offerings of first mortgage bonds by SCE&G.

No changes are being made hereby to Part I or to Items 14, 15 and 17 of Part II of the Registration Statement, all of which remain a part of the Registration Statement. The only change to the Registration Statement is the restatement of exhibits attached hereto pursuant to Item 16. Accordingly, Part I and Items 14, 15 and 17 of Part II are not included in this Post-Effective Amendment No 1. Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

The Registration Statement is separately filed by SCANA and SCE&G on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information related to the other registrant, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibits required to be filed with this registration statement are listed in the following Exhibit Index. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCANA Corporation, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cayce, State of South Carolina, on October 3, 2013.

(REGISTRANT)	SCANA Corporation

By:	/s/Kevin B. Marsh
(Name & Title):	Kevin B. Marsh Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer and director:

By:	/s/Kevin B. Marsh
(Name & Title):	Kevin B. Marsh Chairman of the Board, President, Chief Executive Officer,
Chief Operating Officer and Director
Date:	October 3, 2013

(ii) Principal financial officer:

By:	/s/Jimmy E. Addison
(Name & Title):	Jimmy E. Addison Executive Vice President and Chief Financial Officer
Date:	October 3, 2013

(iii) Principal accounting officer:

By:	/s/James E. Swan IV
(Name & Title):	James E. Swan IV Controller
Date:	October 3, 2013

(iv) Other Directors*:

J. A. Bennett                 L. M. Miller
D. M. Hagood           J. W. Roquemore
J. W. Martin, III        M. K. Sloan
J. M. Micali        H. C. Stowe

*Signed on behalf of each of these persons by Ronald T. Lindsay, Attorney-in-Fact:

/s/Ronald T. Lindsay
Date:	October 3, 2013

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, South Carolina Electric & Gas Company, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cayce, State of South Carolina, on October 3, 2013.

(REGISTRANT)	South Carolina Electric & Gas Company

By:	/s/Kevin B. Marsh
(Name & Title):	Kevin B. Marsh Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer and director:

By:	/s/Kevin B. Marsh
(Name & Title):	Kevin B. Marsh Chairman of the Board, Chief Executive Officer
and Director
Date:	October 3, 2013

(ii) Principal financial officer:

By:	/s/Jimmy E. Addison
(Name & Title):	Jimmy E. Addison Executive Vice President and Chief Financial Officer
Date:	October 3, 2013

(iii) Principal accounting officer:

By:	/s/James E. Swan IV
(Name & Title):	James E. Swan IV Controller
Date:	October 3, 2013

(iv) Other Directors*:

J. A. Bennett                J. W. Roquemore
D. M. Hagood           M. K. Sloan
J. M. Micali        H. C. Stowe
L. M. Miller
*Signed on behalf of each of these persons by Ronald T. Lindsay, Attorney-in-Fact:

/s/Ronald T. Lindsay
Date:	October 3, 2013

EXHIBIT INDEX

Applicable to Form S-3 of
ExhibitNo.	SCANA	SCE&G	Description

1.01	X		Form of Underwriting Agreement relating to Medium Term Notes (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)

1.02	X		Form of Underwriting Agreement relating to Junior Subordinated Notes (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)

1.03	X		Form of Underwriting Agreement relating to Common Stock (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)

1.04		X	Form of Underwriting Agreement relating to First Mortgage Bonds (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)

2.01	X
Agreement and Plan of Merger, dated as of February 16, 1999 as amended and restated as of May 10, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation ("SCANA"), New Sub I, Inc. and New Sub II, Inc. (Filed as Exhibit 2.1 to SCANA Form S-4 on May 11, 1999)

3.01	X		Restated Articles of Incorporation of SCANA, as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145)

3.02	X		Articles of Amendment dated April 27, 1995 (Filed as Exhibit 4-B to Registration Statement No. 33-62421)

3.03	X		Articles of Amendment effective April 25, 2011 (Filed as Exhibit 4.03 to Registration Statement No. 333-174796)

3.04		X	Restated Articles of Incorporation of South Carolina Electric & Gas Company ("SCE&G"), as adopted on December 30, 2009 (Filed as Exhibit 1 to Form 8-A (File Number 000-53860))

3.05	X		Bylaws of SCANA as amended and restated as of February 19, 2009 (Filed as Exhibit 4.04 to Registration Statement No. 333-174796)

3.06		X	By-Laws of SCE&G as revised and amended on February 22, 2001 (Filed as Exhibit 3.05 to Registration Statement No. 333-65460)

4.01	X
Indenture dated as of November 1, 1989 between SCANA and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as Trustee (Filed as Exhibit 4-A to Registration Statement No. 33-32107)

4.02	X
First Supplemental Indenture dated as of November 1, 2009 to Indenture dated as of November 1, 1989 between SCANA and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as Trustee (Filed as Exhibit 99.01 to Registration Statement No. 333-174796)

4.03	X		Junior Subordinated Indenture dated as of November 1, 2009 between SCANA and U.S. Bank National Association, as Trustee (Filed as Exhibit 99.02 to Registration Statement No. 333-174796)

4.04	X		First Supplemental Indenture to Junior Subordinated Indenture referred to in Exhibit 4.03 dated as of November 1, 2009 (Filed as Exhibit 99.03 to Registration Statement No. 333-174796)

4.05	X		Form of Supplemental Indenture to Junior Subordinated Indenture referred to in Exhibit 4.03, related to Junior Subordinated Notes (Previously filed)

4.06		X
Indenture dated as of April 1, 1993 from SCE&G to The Bank of New York Mellon Trust Company, N.A. (as successor to NationsBank of Georgia, National Association), as Trustee (Filed as Exhibit 4-F to Registration Statement No. 33-49421)

4.07		X	First Supplemental Indenture to Indenture referred to in Exhibit 4.06 dated as of June 1, 1993 (Filed as Exhibit 4-G to Registration Statement No. 33-49421)

4.08		X	Second Supplemental Indenture to Indenture referred to in Exhibit 4.06 dated as of June 15, 1993 (Filed as Exhibit 4-G to Registration Statement No. 33-57955)

4.09	X		Form of Medium Term Notes (Previously filed)

4.10	X		Form of Junior Subordinated Notes (Previously filed)

4.11		X	Form of First Mortgage Bonds (Previously filed)

4.12		X	Third Supplemental Indenture to Indenture referred to in Exhibit 4.06 dated as of September 1, 2013 (Filed herewith)

5.01	X		Opinion of Ronald T. Lindsay, Esq. Re legality of Medium Term Notes, Junior Subordinated Notes and Common Stock (Previously filed)

5.02	X		Opinion of Troutman Sanders LLP Re legality of Medium Term Notes and Junior Subordinated Notes (Previously filed)

5.03		X	Opinion of Ronald T. Lindsay, Esq. Re legality of First Mortgage Bonds (Previously filed)

8.01			Opinion Re Tax Matters (Not applicable)

12.01	X	X	Statements Re Computation of Ratios ( Previously filed)

15.01			Letter Re Unaudited Interim Financial Information (Not applicable)

23.01	X		Consent of Deloitte & Touche LLP for Initial Registration Statement (Previously filed)

23.02		X	Consent of Deloitte & Touche LLP for Initial Registration Statement (Previously filed)

23.03	X		Consent of Ronald T. Lindsay, Esq. (Previously filed)

23.04		X	Consent of Ronald T. Lindsay, Esq. (Previously filed)

23.05	X		Consent of Troutman Sanders LLP (Previously filed)

24.01	X		Power of Attorney (Previously filed)

24.02		X	Power of Attorney (Previously filed)

25.01	X		Statement of eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee of Medium Term Notes (Form T-1) (Previously filed)

25.02	X		Statement of eligibility of U.S. Bank National Association, as Trustee of Junior Subordinated Notes (Form T-1) (Previously filed)

25.03		X	Statement of eligibility of The Bank of New York Mellon Trust Company, as Trustee of First Mortgage Bonds (Form T-1) (Previously filed)

26.01			Invitations for Competitive Bids (Not applicable)